SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VII Peaks–KBR Co-Optivist Income BDC II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of VII Peaks –KBR Co-Optivist Income BDC II, Inc. (the “Company”) to be held on Friday, May 10, 2013 at 10:00 a.m., Pacific Time, at the Sofitel Hotel, located at 223 Twin Dolphin Drive, Redwood City, California 94065.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide the detail on the matters to be discussed at the meeting, and summarized below:

1.	Ratification of the existing board of directors for the fiscal year ending December 31, 2013.
2.	Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	CEO commentary on the achievements of the Company during the past year followed by questions and answers with the shareholders.

Your participation is important. Whether or not you plan to attend the annual meeting, it is essential that you read the materials that follow, visit our website and contact us through email if you have any questions. Your participation in the governance of the Company is very important to us.

Sincerely yours,

Gurpreet Chandhoke

Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of VII Peaks-KBR Co-Optivist Income BDC II, a Maryland corporation (the “Company”), will be held on Friday, May 10, 2013 at 10:00 a.m., Pacific Time, at the Sofitel Hotel, located at 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

1.	Ratification of the existing board of directors for the fiscal year ending December 31, 2013.
2.	Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	CEO commentary on the achievements of the Company during the past year followed by questions and answers with the shareholders.

The board of directors has chosen the close of business on March 15, 2013 as the record date. Only shareholders of that record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Shareholders’ Meeting: We are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) over the Internet, rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. This process reduces the costs to print and distribute these materials. All shareholders who do not receive such a Notice, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail.

Record Date: March 15, 2013

By Order of the Board of Directors,

Gurpreet Chandhoke, Chief Executive Officer

The Company has enclosed a copy of the proxy statement, and the Company’s annual report to stockholders for the year ended December 31, 2012 (the “Annual Report”). The proxy statement and the Annual Report are also available on the Company’s website at www.viipeaks-kbr.com. If you plan on attending the Annual Meeting, we request you RSVP to the Company by email at info@viipeaks-kbr.com.

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ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 10, 2013

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of VII Peaks-KBR Co-Optivist Income BDC II, Inc., a Maryland corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., Pacific Time, on Friday, May 10, 2013, at the Sofitel Hotel, located at 223 Twin Dolphin Drive, Redwood City, California 94065. This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 12, 2013 and are available on the Company’s website at www.viipeaks-kbr.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to ratify the existing Board of Directors for the 2013 fiscal year, and to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation to the Company at the home office address of 255 Shoreline Drive, Suite 428, Redwood City, CA 94065, prior to the date of the Annual Meeting.

Record Date

You may vote all of the shares of the common stock owned at the close of business on March 15, 2013, the record date (the “Record Date”) as chosen by the Board of Directors. On that record date, the Company had 1,565,735 shares of common shares outstanding.

Company Proposals

To Ratify the Election of the Existing Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the election of the existing board of directors for the 2013 fiscal year. Abstentions will be included in determining the number of votes cast and counted towards the ratification.

To Ratify the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of Burr Pilger Mayer, Inc. to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. Abstentions will be included in determining the number of votes cast and counted towards the ratification.

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Quorum

Responding to the proxy and voting by email or phone call is important, because a quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting the business of the meeting to be conducted. Abstentions are included in the determination of shares present for quorum purposes.

Voting

You may vote in person at the Annual Meeting or by proxy. Voting by proxy may be performed by returning the proxy card in the envelope provided. Shareholders of the Company are entitled to one vote for each Share held.

The Company has enclosed a copy of the proxy statement, and the Company’s annual report to stockholders for the year ended December 31, 2012 (the “Annual Report”). The proxy statement and the Annual Report are also available on the Company’s website at www.viipeaks-kbr.com. If you plan on attending the Annual Meeting, we request you RSVP to the Company by email at info@viipeaks-kbr.com.

Costs of the Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card.

Security Ownership of Management and Certain Beneficial Owners

There are no investors with five percent or more beneficial ownership.

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PROPOSAL 1: RATIFICATION OF THE EXISTING BOARD OF DIRECTORS

Information about the Board of Directors - Board Composition and Leadership Structure

Gurpreet S. Chandhoke, Managing Partner, Chief Investment Officer, VII Peaks Capital, LLC

Mr. Chandhoke has been CEO and Board Member of the Company since inception on August, 2011. Mr. Chandhoke serves on the Pricing Committee, Audit Committee and Investment Committee since the Board was formed. He has been Managing Partner and Chief Investment Officer of VII Peaks Capital since April, 2009. Prior to this, he was Senior Vice President of Deutsche Bank Technology Investment Banking Group in San Francisco from August 2006 to February 2009. Before working for Deutsche Bank’s Technology Investment Banking Group, Mr. Chandhoke worked for UBS Investment Bank from June 2004 to August 2004, and again from August 2005 to August 2006.

Mr. Chandhoke has more than six years investment banking experience. Mr. Chandhoke led several different types of debt issuances and restructuring discussions and transactions with technology companies and financial sponsors while at Deutsche Bank and UBS Investment Bank. During his tenure at both institutions he also participated in diverse corporate finance and M&A transactions in the internet, enterprise software and infrastructure and communications technology sectors. Mr. Chandhoke’s responsibilities at Deutsche Bank and UBS Investment Bank also involved the issuance of debt securities ranging from bank debt, corporate debt, high yield and convertible debt securities. Mr. Chandhoke also worked on corporate finance transactions ranging from mergers and acquisitions, initial public offerings, follow-on offerings, debt issuances and recapitalizations at both Deutsche Bank and UBS Investment Bank.

Mr. Chandhoke received a Master of Business Administration in Finance and Entrepreneurship from the Wharton School of Business. Mr. Chandhoke also received a Master Degree of Science in Electrical Engineering and a Master Degree of Science in Mechanical Engineering from the University of Minnesota and a Bachelor’s Degree in Electrical Engineering from the Government College of Engineering, University of Pune, India. Mr. Chandhoke was chosen as a J.N. Tata Scholar to pursue his graduate studies in the United States.

Bhavin Shah, Board Member, Investment Committee Member, Member of the Pricing Committee

Mr. Shah has been an active Board member of the Company since escrow broke in July, 2012, and serves on the Investment Committee since August, 2012. Mr. Shah also serves on the Pricing Committee. Mr. Shah has spent the last 15 years in the investment management and private equity arenas. Mr. Shah’s investments have ranged from publicly-traded debt securities and structured fixed income investments to purchases of hard and soft-asset portfolios and in- and/or out-of-court recapitalizations/buyouts.

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Mr. Shah holds an MBA from the Harvard Business School and Dual Bachelor of Arts degrees in Economics and Political Science with honors and distinction from The University of Michigan in Ann Arbor.

Robert Winspear, Independent Director and Chairman of the Audit Committee, Member of the Nominating and Corporate Governance Committee

Mr. Winspear has been a Board member since January, 2012. Mr. Winspear is Chairman of the Audit Committee, and serves on the Nominating and Corporate Governance Committee. He has been the President of Winspear Investments LLC, a Dallas based private investment firm specializing in lower middle market transactions since 2002. Winspear Investments has made investments in a wide range of industries including banking, real estate, distribution, supply chain management, mega yacht marinas and hedge funds.

Prior to forming Winspear Investments, Mr. Winspear was Vice President and Chief Financial Officer of Associated Materials Incorporated, a nationwide manufacturer and distributor of residential building products consisting primarily of vinyl siding and windows from 1993 to 2002.

Mr. Winspear began his professional career in the Dallas office of Arthur Andersen where he worked as an auditor from 1988 to 1993. He holds a Bachelor of Business Administration and a Masters of Professional Accounting from the University of Texas at Austin.

Mr. Winspear is on the board of directors of Alpha Financial Technologies/EAM Corporation (Grapevine TX).

Jeya Kumar, Independent Director and Member of the Audit Committee, Chairman of the Nominating and Corporate Governance Committee

Mr. Kumar has been a Board member since January, 2012. Mr. Kumar is Chairman of the Nominating and Corporate Governance Committee, and serves on the Audit Committee. Mr. Kumar has served as the Chief Executive Officer of Patni Computer Systems, Ltd. (“Patni”), since 2009 to 2011. His responsibilities at Patni include driving the company’s global operations and defining and executing the company’s long-term strategy.

From 2008 to 2009, Mr. Kumar served as the Chief Executive Officer of MphasiS Limited. Prior to MphasiS, he was Senior Vice-President of Sun Microsystems (“Sun”) and a member of Sun’s Executive Management Group from 2006 to 2008. At Sun, Mr. Kumar was responsible for his business unit’s financial performance, strategy, marketing, portfolio management, in-market management, product engineering, technology development, M&A and channels in more than 120 countries. Prior to this, he held various management and executive positions with a number of global technology firms.

Mr. Kumar has a Masters of Business degree from Curtin University, Australia; Bachelors of Business degree from the Royal Melbourne Institute of Technology, Australia; and postgraduate diplomas in Computer Science, Management Studies and Marketing Management. He also attended the Advanced Management Program at Oxford University.

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Amit Mahajan, Independent Director, Member of the Nominating and Corporate Governance Committee

Mr. Mahajan has been a Board member since February 2012. Mr. Mahajan serves on the Nominating and Corporate Governance Committee. He is currently a Director at PineBridge Investments, a global multi-asset investment manager, where he has been responsible for sourcing, due diligence, and negotiating secondary private equity transactions. Mr. Mahajan joined PineBridge in 2005 and was previously responsible for executing private equity investments across several industries with a focus on global emerging markets. Between 2003 and 2005, while studying at Columbia Business School, Mr. Mahajan worked on private equity and merger & acquisition deals at investment firms - Arcadia Investment Partners and Chatterjee Group. During his career, Mr. Mahajan gained substantial operating experience as a Manager at Oblix, a technology firm that has been acquired by Oracle and was a portfolio company of Kleiner Perkins Caufield & Byers and APAX Partners, from 2000 to 2003.

Mr. Mahajan has over eleven years of experience in private equity, banking, and consulting, and began his career with Deloitte Consulting, where he advised multinational clients in energy, telecom, insurance, utilities, and the technology sector. He holds a Bachelor of Science in Computer Science and Engineering from the Institute of Technology, Delhi, India, and a Master of Business Administration from Columbia Business School.

Committees of the Board

The Board has established three standing committees of the Board, which consist of an Audit Committee, a Pricing Committee and a Nominating and Corporate Governance Committee. The Board met nine times during the fiscal year ended December 31, 2012. Each director attended all of the meetings of the Board to which they were invited during the fiscal year ended December 31, 2012. The Company does not have a formal policy for Board attendance at the Annual Meeting. None of the directors plan to attend the Company’s annual meeting to be held on May 10, 2013.

Audit Committee

The audit committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation thereof), reviewing the independence of our independent accountants, and reviewing the adequacy of the internal controls over financial reporting. The members of the audit committee are Jeya Kumar, Gurpreet Chandhoke and Robert Winspear. Mr. Kumar and Mr. Winspear are independent, and Mr. Winspear serves as the Chairman of the audit committee. Our Board has determined that Mr. Winspear is an “audit committee financial expert” as defined under SEC rules.

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Pricing Committee

The Board has established a Pricing Committee to determine the share price to be offered to the investors at each close. The members of the Pricing Committee are Gurpreet Chandhoke and Bhavin Shah. Before each close, the committee evaluates the current Net Asset Value (NAV) to confirm that it is lower than the current offering price, and has not reached a permanent valuation change within +- 5 percent. The share price for the upcoming close is adjusted, as necessary.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee selects and nominates directors for election by our shareholders, selects nominees to fill vacancies on our board of directors or a committee thereof, develops and recommends to the board of directors a set of corporate governance principles and oversees the evaluation of our board of directors and our management. The nominating and corporate governance committee is composed of Jeya Kumar, Robert Winspear, and Amit Mahajan, all of whom are independent. Mr. Kumar is the chairman of the Nominating and Corporate Governance Committee.

Communication Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: VII Peaks-KBR Co-Optivist Income BDC II, Inc., 255 Shoreline Drive, Suite 428, Redwood City, CA 94065. Shareholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following sets forth certain information regarding the Executive Officers of the Company who are not Directors of the Company.

Gurpreet S. Chandhoke, Managing Partner, Chief Investment Officer, VII Peaks Capital, LLC

See biography under Directors.

Gino Malaspina, Chief Compliance Officer, Cipperman Compliance Services

Gino Malaspina has been our Chief Compliance Officer since March 2013. From October 2010 to present, Mr. Malaspina has served as Counsel for Cipperman & Company and Director at Cipperman Compliance Services. In these roles, Mr. Malaspina is responsible for assisting clients, including investment advisers, in the design, implementation and management of customized compliance solutions. From April 2009 through July 2010, Mr. Malaspina was an associate at the law firm of Stradley Ronon Stevens and Young, LLP, practicing in Investment Management. From July 2007 through March 2009 Mr. Malaspina was a law clerk in Stradley’s Investment Management Group., While at Stradley, Mr. Malaspina advised mutual funds and investment advisers in matters concerning the Investment Company Act of 1940 and the Investment Advisers Act of 1940. From April 2005 to July 2007, Mr. Malaspina worked as Assistant Vice President and Senior Manager of PFPC Inc. (now part of The Bank of New York Mellon).  While with PFPC Inc., Mr. Malaspina provided regulatory services for registered investment companies.

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Mr. Malaspina received his J.D. from Widener University School of Law and a B.A. from Albright College.

Cecilia Shea, Chief Financial Officer

Cecilia Shea, CPA, has served as a Chief Financial Officer at KBR Capital Partners since May 2012. Prior to this, beginning in June 2011, she served as Chief Financial Officer and Chief Compliance Officer for Pagemill Partners, responsible for financial, administrative and compliance matters, as well as providing strategic guidance. Her position ended in March, 2012 when Pagemill Partners was acquired by Duff and Phelps.

Prior to Pagemill Partners, Ms. Shea was affiliated with SVB Financial Group for almost nine years, eight as an employee, from May 2002 to May 2010, and eight months as a contractor for SVB Securities, from October 2010 to April 2011. At SVB Financial Group, she held progressive positions of responsibility such as Chief Administration Officer and Chief Financial Officer of SVB Analytics, Finance Project Manager for the general ledger conversion, Director of Finance for SVB Alliant, Assistant Controller, and Regulatory Reporting Manager.

Ms. Shea received her B.S. in Business Administration, with an emphasis in accounting, from the University of San Francisco. She is registered with FINRA with Series 7, 24, 27, 79 and 99 licenses.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics pursuant to Rule 17j-1 under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company intends to disclose any amendments to or waivers of required provisions of the code of business conduct and ethics on Form 8-K, as required by the Exchange Act.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company reimburses an affiliate company for the Chief Financial Officer in the amount of $48,000 annually. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the affiliates of the Company.

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Under the terms of the Company’s agreement with the Company’s advisory, when the Company’s registration statement was declared effective by the SEC and the Company was successful in raising the minimum offering requirement of $1,000,000 from unrelated outside investors, the Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by the Advisor have been reimbursed. On July 10, 2012, the Company exceeded the minimum offering requirement. The Company repaid total reimbursements of approximately $152,465 to its Advisor and its affiliates during the year ended December 31, 2012. As of December 31, 2012, $1,276,793 or organizational and offering costs remain payable to the Advisor under this arrangement.

Director Compensation

Prior to meeting the minimum offering requirement, the Company’s directors were not entitled to compensation. Subsequent to the Company meeting the minimum offering requirement in July, 2012, the Company’s independent directors became entitled to receive an annual cash retainer as follows:

Compensation Details for BOD

Cash Compensation:
Net Asset Value	Annual Retainer Fee	Board Meeting and Committee Meeting Fees	Board Meeting and Committee Meeting Fees	Annual Committee Chairperson Fee

		(in Person)	(by Phone)

$0 to $100 million	10,000	500/$250	250	1,500
$100 million to $300 million	20,000	1,000/$500	250	2,500
$300 million to $500 million	30,000	1,500/$750	250	3,500
Above $500 million	40,000	2,000/$1,000	250	5,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

Certain Relationships and Related Transactions

Our Manager is entitled to receive certain fees and other compensation, payments and reimbursements regardless of us being profitable. For example, we will pay our Manager an annualized management fee calculated as follows and payable monthly in arrears:

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•	2.00% if our net assets are below $100 million;

•	1.75% if our net assets are between $100 million and $250 million; and

•	1.50% if our net assets are above $250 million.

The management fee will be calculated based on the net asset value of our assets under management as of the last business day of each month and paid monthly in arrears. The Company accrued the following management fees in 2012, after the breaking of escrow:

2012 Asset Management Fees	61,230

We may be obligated to pay our Manager incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

 Our Manager is entitled to receive an incentive fee based on our net investment income regardless of any capital losses. In such case, we may be required to pay our Manager an incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

Any incentive fee payable by us that relates to our net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. Our Manager is not obligated to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a subsequent default. Such circumstances would result in us paying an incentive fee on income we never receive captured in one reporting period, with the related reduction in the incentive fee paid in the subsequent period.

For federal income tax purposes, we are required to recognize taxable income in some circumstances in which we do not receive a corresponding payment in cash (such as deferred interest that is accrued as original issue discount) and to make distributions with respect to such income to maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

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Our incentive fee may induce our Manager to make speculative investments.

 The incentive fee payable by us to our Manager may create an incentive for it to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our Manager is determined may encourage it to use leverage to increase the return on our investments.

Our Manager is wholly-owned by VII Peaks-KBR, LLC which is a joint venture between VII Peaks, and KBR Capital Advisors, LLC (“KBR”). Our Manager has agreed to fund offering costs and organization costs. We have recorded $0.1 million as due from related party on the statements of assets and liabilities as of December 31, 2012, of which reflects the netting of $1.4 million due from related party and $1.3 million due to related party. We have recorded $0.5 million as due to related party on the statements of assets and liabilities as of December 31, 2011, of which $0.4 million is related to offering costs funded by the Manager and, of which $0.1 million is related to organizational costs funded by the Manager. The Manager will recover organizational and offering costs funded from offering proceeds to the extent the reimbursement would not cause the selling commission, dealer manager fee, accountable due diligence expenses and other organizational and offering expenses borne by us to exceed 15% of the gross offering proceeds.

We have entered into an expense reimbursement agreement with the Manager under which the Manager will reimburse us for all U.S. GAAP compliant operating and offering expenses recognized on our quarterly financial statements. This will include all operating and offering expenses from the timeframe of our inception forward.  This will continue until such time that the Manager and we agree that we are financially self-supporting, but no later than three years from August, 2011. The Manager and we agree to allow the other party to offset the related receivable from and payables to each other resulting in a net receivable or payable position. As of December 31, 2012, the Manager had assumed $1.4 million of expense reimbursements of which $0.8 million is related to offering costs and $0.6 million is related to operating expenses.

 The compensation we pay to our Manager was not entered into on an arm’s-length basis with unaffiliated third parties. As a result, the form and amount of such compensation may be less favorable to us than they might have been had they been entered into through arm’s-length transactions with unaffiliated parties.

Vote Required

The existing directors will be ratified as one by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions are included in determining the number of votes cast for quorum purpose and will be counted as a vote for the ratification.

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THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

THE EXISTING BOARD OF DIRECTORS OF THE COMPANY

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

There are no investors with five percent or more beneficial ownership.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Burr Pilger Mayer, Inc, 600 California Street, Suite 1300, San Francisco, CA has been appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Burr Pilger Mayer, Inc. acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2011. The Company does not know of any direct financial or material indirect financial interest of Burr Pilger Mayer, Inc. in the Company. A representative of Burr Pilger Mayer, Inc. will attend the Annual Meeting and be available to answer questions, and have an opportunity to make a statement if he or she desires to do so.

Fees

Set forth in the table below are audit fees billed to the Company by Burr Pilger Mayer, Inc. for professional services performed for the Company during fiscal years ended December 31, 2012 and December 31, 2011:

	2012	2011	TOTAL
Audit Fees	42,000	4,000	46,000

There were no fees billed to the Company by Burr Pilger Mayer, Inc. for audit related fees, tax fees or other fees during the fiscal years ended December 31, 2012 and December 31, 2011.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and Burr Pilger Mayer, Inc., the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2012. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by Statement on Auditing Standards No. 114 The Auditors Communication with those Charged With Governance, as adopted by the PCAOB in Rule 3200T.

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The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by Burr Pilger Mayer, Inc. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by Burr Pilger Mayer, Inc. in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee or through email correspondence with the Audit Committee.

The Audit Committee received and reviewed the written disclosures and the letter from Burr Pilger Mayer, Inc. required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Burr Pilger Mayer, Inc.’s communications with the Audit Committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. its independence. The Audit Committee has reviewed the audit fees paid by the Company to Burr Pilger Mayer, Inc.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also recommended the appointment of Burr Pilger Mayer, Inc. to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

Audit Committee Members:
Robert Winspear, Chairman
Jeya Kumar Gurpreet Chandhoke

Vote Required

The appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm will be ratified as one by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions are included in determining the number of votes cast for quorum purpose and will be counted as a vote for the ratification.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

BURR PILGER MAYER, INC. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE

COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

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OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

If no specification is made, the Shares will be voted FOR the proposal to ratify the existing board of directors and FOR the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

The Company has enclosed a copy of the proxy statement, proxy card, and the Company’s annual report to stockholders for the year ended December 31, 2012 (the “Annual Report”). The proxy statement and the Annual Report are also available on the Company’s website at www.viipeaks-kbr.com. If you plan on attending the Annual Meeting, we request you RSVP to the Company by email at info@viipeaks-kbr.com.

15

PROXY CARD

Please vote by May 9, 2013

The undersigned stockholder of VII Peaks – KBR Co-Optivist Income BDC II, Inc. (the “Company”), hereby appoints the Board of Directors of the Company and each of them as proxies, for the undersigned with full power of substitution, to attend the 2013 Annual Meeting of Stockholders of the Company, to be held May 10, 2013 at 10:00 a.m. (P.D.T), at the Sofitel Hotel, Redwood City, CA, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may come before the meeting. The undersigned herby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy materials, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. At their discretion, the proxies are authorized, to vote upon such other business as may properly come before the annual meeting.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting is specified, the proxy will vote “FOR” both ratifications.

The Board of Directors recommends a vote “FOR BOTH” the proposals of #1. and #2. below:

1.	Ratify the Election of the Existing Board of Directors.

o	For all existing Board of Directors.

o	For all existing Board of Directors except______________________.

2.	Ratify the Appointment of Burr Pilger Mayer, Inc. to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year.

o	For

o	Against

o	Abstain

SIGN, DATE AND RETURN:

_______________________________ Date:_________2013

For Joint Holders, other signature:

_______________________________Date:_________2013

YOUR VOTE IS IMPORTANT!